UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

RealNetworks, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

** IMPORTANT UPDATE **

TRANSACTION ENDORSED BY

TWO LEADING INDEPENDENT PROXY ADVISORY FIRMS

December 5, 2022

Dear RealNetworks, Inc. Shareholder:

We want to share with you some important late-breaking news. The nation’s two leading independent voting advisory services, Institutional Shareholder Services (ISS) and Glass Lewis & Co., whose clients include institutional investors, mutual funds, pension funds and others, have both recommended that shareholders vote FOR the acquisition of the company by Greater Heights LLC and for the other items on the enclosed proxy card.

TIME IS SHORT. The special meeting of shareholders of RealNetworks, Inc. – to be held on December 14, 2022—is just days away. It is not too late for you to protect the value of your investment by voting FOR the transaction.

PLEASE VOTE BY TELEPHONE OR VIA THE INTERNET. Please follow the instructions on the enclosed proxy card to vote FOR each of the proposals TODAY.

Thank you again for your support.

Very truly yours,

The Board of Directors